EMPLOYMENT AGREEMENT - ROBERT LOVELACE


                             EMPLOYMENT AGREEMENT
                             --------------------

      THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of the 21st day of February, 1996 (the "Effective Date"), between American Industrial Management, Inc., a Tennessee corporation, whose principal place of business is 8078 Kingston Pike, Knoxville, TN 37919 ("Company") and Robert S. Lovelace, an individual whose address is 10217 Olympic Drive, Knoxville, TN 37922 (the "'Executive").

      WHEREAS, the Company is engaged in the business (the "Business") of employee staffing; and

      WHEREAS, the Company has established a valuable reputation and goodwill in its business, with expertise in all aspects of the Business; and

      WHEREAS, the Executive is desirous of being employed by the Company, and the Company has agreed to hire the Executive upon certain terms and conditions, one of which is the execution of this Agreement by Executive; and

      WHEREAS, the Executive, by virtue of the Executive's employment by the Company shall become familiar with and possessed with the manner, methods, trade secrets and other confidential information pertaining to the Company's business, including the Company's client base;

      NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Executive do hereby agree as follows:

      1.    EMPLOYMENT.  The  Company  hereby   employs  the  Executive  in  the
capacity of President on a full-time basis, and Executive accepts employment upon the terms and conditions hereinafter set forth.

      2. DUTIES, AUTHORITY AND POWER DURING EMPLOYMENT PERIOD . The Company agrees to employ the Executive in the capacity of President and the Executive shall diligently devote the Executive's full time and efforts to the business and affairs of the Company. The duties of the Executive shall be subject to the direction of the Company's Board of Directors and the Executive shall perform all duties as may be required by the Company including without limitation the following:

            a. The Executive shall be employed as a President of the Company and shall render and perform all other duties commonly discharged by persons holding the position of a President in a like business. The Executive shall also



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perform other duties of a similar  nature as the Company shall from time to time
require.   In  such   capacity,   the  Executive   shall  have  the  duties  and
responsibilities normally associated with such position. The Executive shall report to and be responsible to the direction and control of the Board of Directors of the Company, subject to overall control by the Company's Board of Directors. The Executive shall abide by all Company policies.

            b. During the term hereunder, the Executive shall devote all of the Executive's skills solely to the business of the Company.

            c. During the term of this Agreement, the Executive shall notify the Company within twenty-four (24) hours of any solicitation of Executive for employment, including any oral or written contract, offer of inquiry in which a position of employment, consulting arrangement or affiliation is discussed. During the term of this Agreement, the Executive will neither enter into nor engage in negotiations for any oral or written employment, consulting or affiliation agreement or arrangement with any third parties in any capacity without the express prior written consent of the Company.

      3.    TERM.  Unless  the term of  employment  is  terminated  pursuant  to
Section 15 of this Agreement, the term of employment hereunder will commence on the Effective Date and continue for a period of three (3) years thereafter unless such term is terminated prior thereto in accordance with this Agreement. The Executive hereby accepts such employment for such term. The term of this Agreement shall commence on the Effective Date and shall continue for a period which includes the provisions of Sections 5 and 6.

      4.    COMPENSATION.

      a. BASE SALARY. The base compensation of the Executive shall be $66,000 per year, payable weekly.

      b. BENEFITS. Executive shall be entitled to such benefits provided by the Company pursuant to the Company's general policies.

      c. VACATION. The Executive shall be entitled to two weeks (2) paid vacation per year.

      d. REIMBURSABLE EXPENSES. The Executive shall be reimbursed for all pre-approved, documented expenses.

      5. COVENANT NOT TO COMPETE. The Executive acknowledges and recognizes the highly competitive nature of the Company's business and the



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goodwill,  continued patronage,  and specifically the names and addresses of the
Company's Clients (as hereinafter defined) constitute a substantial asset of the Company having been acquired through considerable time, money and effort. Accordingly, in consideration of continued employment and compensation by the Company, the Executive agrees to the following:

      a. That during the Restricted Period (as defined herein) and within the Restricted Area (as defined herein), the Executive will not, individually or in conjunction with others, directly or indirectly, engage in any Business Activities (as hereinafter defined) other than on behalf of the Company and as agreed by the Company and the Executive, whether as an officer, director, proprietor, employer, partner, independent contractor, investor, stockholder (other than as a holder of less than one percent (1%) of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise. Except that during the term of Executive's employment with the Company, the foregoing limitations as to Restricted Area shall not be applicable.

      b. That during the Restricted Period and within the Restricted Area (as defined herein), the Executive will not, indirectly or directly, compete with the Company by soliciting, inducing or influencing any of the Company's Clients which have a business relationship with the Company at any time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company. Except that during the term of Executive's employment with the
Company,  the  foregoing   limitations  as  to  Restricted  Area  shall  not  be
applicable.

      c. That the Executive will not (a) directly or indirectly recruit, solicit or otherwise influence any employee or agent of the Company to discontinue such employment or agency relationship with the Company, or (b) employ or seek to employ, or cause or permit any business which competes directly or indirectly with the Business Activities of Company (the "Competitive Business") to employ or seek to employ for any Competitive Business any person who is then (or was at any time within six (6) months prior to the date Executive or the Competitive Business employs or seeks to employ such person) employed by the Company.

      d. That the Executive will not interfere with, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between the Company and any Company's client, employee, agent, vendor, supplier or customer.




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      6.    NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

            a. The Executive acknowledges that the Company's trade secrets, private or secret processes, methods and ideas, as they exist from time to time, customer lists and information concerning the Company's products, services, business records and plans, inventions, product design information, price structure and lists, discounts, costs, computer programs and listings, object code, source code and/or subject code, copyright, trademark, patents, know-how, show- how, proprietary information, formulae, protocols, specifications, forms, procedures, training methods, development and development designs, technical information, marketing plans, activities techniques and procedures, method for operating of the Company's Business, credit and financial data concerning the Company and the Company's clients and client Lists, which Client Lists shall not only mean one or more of the names and addresses of the clients of the Company but it shall also encompass any and all information whatsoever regarding them, including their needs, employee lists, employee unlisted telephone numbers, contracts, agreements, compensation, plans, and marketing and advertising practices and plans and information which is embodied in written or otherwise recorded form, and shall also include information which is mental, not physical (collectively, the "Confidential Information") are valuable, special and unique assets of the Company, access to and knowledge of which are essential to the performance of the Executive hereunder. In light of the highly competitive nature of the industry in which the Company's business is conducted, the Executive agrees that all Confidential Information, heretofore or in the future obtained by the Executive as a result of the Executive's association with the Company shall be considered confidential.

      b. Excluded from the Confidential Information, and therefore not subject to the provisions of this Agreement, shall be any information which:

            i. At the time of disclosure, is in the public domain as evidenced by printed publications;

            ii. After the disclosure, enters the public domain by way of printed publication through no fault of the Executive or those in privity with it;

            iii. Executive can show by written documentation was in its possession at the time of disclosure and which was not acquired directly or indirectly from the Company; or

            iv. Executive can show by written documentation was acquired, after disclosure, from a third party who did not receive it from the Company,




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and who had the right to disclose the information without any obligation to hold such information confidential.

      c. The Executive acknowledges that, as between the Company and the Executive, the Confidential Information and any and all rights and privileges provided under the trademark, copyright, trade secret and other laws of the United States, the individual states thereof, and jurisdictions foreign thereto, and the goodwill associated therewith, are and at all times will be the property of the Company.

      d.    Executive agrees that it shall:

            i. Hold in confidence and not disclose or make available to any third party any such Confidential Information unless so authorized in writing by the Company;

            ii. Exercise all reasonable efforts to prevent third parties from gaining access to the Confidential Information;

            iii. Not use, directly or indirectly, the Confidential Information in any respect of its business, except as necessary to evaluate the information;

            iv. Restrict the disclosure or availability of the Confidential Information to those of the Company's employees who have read and understand this Agreement and who have a need to know the information in order to conduct the Company's business and operations in a manner to provide the greatest benefit to the Company;

            v. Not copy or modify any Confidential Information without prior written consent of the Company;

            vi. Take such other protective measures as may be reasonably necessary to preserve the confidentiality of the Confidential Information; and

            vii. Relinquish all rights he may have in any matter, such as drawings, documents, models, samples, photographs, patterns, templates, molds, tools or prototypes, which may contain, embody or make use of the Confidential Information; promptly deliver to the Company any such matter as the Company may direct at any time; and not retain any copies or other reproductions thereof.

      e.    Executive further agrees:

            I.    That he shall promptly  disclose in writing to the Company all



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ideas, inventions,  improvements and discoveries which may be conceived, made or acquired by Executive as the direct or indirect result of the disclosure by the Company of the Confidential Information to Executive;

            ii. That all such ideas, inventions, improvements and discoveries conceived, made or acquired by Executive, alone or with the assistance of others, relating to the Confidential Information, shall be the property of the Company and shall be treated as Confidential Information in accordance with the provisions hereof and that Executive shall not acquire any intellectual property rights under this Agreement except the limited right as set forth in this Agreement.

            iii. That Executive shall assist in the preparation and execution of all applications, assignments and other documents which the Company may deem necessary to obtain patents, copyrights and the like in the United States and in jurisdictions foreign thereto, and to otherwise protect the Company.

      f. Upon written request of the Company, Executive shall return to the Company all written materials containing the Confidential Information. Executive shall also deliver to the Company written statements signed by the Executive certifying all materials have been returned within five (5) days of receipt of the request.

      7.    COMPANY'S CLIENTS. The "Company's Clients" shall be deemed to be any
persons,   partnerships,   corporations,   professional  associations  or  other
organizations for whom the Company has performed Business Activities.

      8. RESTRICTIVE PERIOD. The "Restrictive Period" shall be deemed to be during the Executive's employment with the Company and for a period of fifteen
(15) months following termination of the Executive's employ, regardless of the reason for termination, including the sale of the assets of the Company and regardless of whether this Agreement is assigned by the Company.

      9. RESTRICTED AREA. The Restricted Area shall be deemed to mean East Tennessee.

      10. BUSINESS ACTIVITIES. "Business Activities" shall be deemed to include any activities which are included in the Company's Business now or during the effective period of this Agreement.

      11. COVENANTS AS ESSENTIAL ELEMENTS OF THIS AGREEMENT; SURVIVAL OF COVENANTS.

            a.    It  is  understood by and between the  parties hereto that the



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foregoing  covenants by Executive contained in Sections 5 or 6 of this Agreement shall be construed to be agreements independent of any other element of the Executive's employment with the Company. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of the covenants in this Agreement against the Executive.

            b. The covenants by Executive contained in Sections 5 and 6 shall survive the expiration of this Agreement if the Executive continues to work for the Company, in any manner, without renewing this Agreement. The Executive agrees that the covenants set forth in Section 5 and 6 of this Agreement shall continue to be in effect following the expiration or termination of the Executive's employment with the Company or the term of this Agreement for purposes of enforcement. The Executive further agrees that the covenants set forth in Section 5 and 6 shall be treated as independent covenants within this Agreement.

            c. The Executive acknowledges that the Executive actually received good and valuable additional consideration for the purpose of agreeing to the covenants set forth in Section 5 and 6 of this Agreement.

      12.   REMEDIES.

      a. The Executive acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the provisions of Sections 5 or 6 herein would be inadequate and the breach shall be per se deemed as causing irreparable harm to the Company. In recognition of this fact, in the event of a breach by the Executive of any of the provisions of Sections 5 or 6, the Executive agrees that, in addition to any remedy at law available to the Company, including, but not limited to monetary damages, the Company, without posting any bond, shall be entitled to obtain, and the Executive agrees not to oppose the Company's request for, equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

      b. The Executive acknowledges that the granting of a temporary injunction, temporary restraining order or permanent injunction merely prohibiting the use of Confidential Information would not be an adequate remedy upon breach or threatened breach of Sections 5 or 6 and consequently agrees, upon proof of any such breach, to the granting of injunctive relief prohibiting any form of competition with the Company. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach.



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      c.    In the  event  that  the  Executive  shall  be in  violation  of the aforementioned restrictive covenants, then the time limitation during which breach or breaches should occur, and in the event the Company should be required to seek relief from such breach in any court or other tribunal, then the covenant shall be extended for a period of time equal to the pendency of such proceedings, including appeal.

      13. ATTORNEYS' FEES. The Executive agrees that in the event that the Company is required to engage an attorney to enforce the terms of the covenants in Sections 5 or 6 of this Agreement, the Executive shall pay all costs and expenses of that attorney or firm, whether or not a complaint or suit is filed with any court of competent jurisdiction.

      14. FREEDOM TO CONTRACT. The Executive represents and warrants that the Executive has the right to negotiate and enter into this Agreement, the grant of the rights herein granted and that this Agreement does not breach, interfere with or conflict with any other contractual agreement, covenant not to compete, option, right of first refusal, or other existing business relationship. The Executive acknowledges that this representation is a material inducement to the Company entering into this Agreement and in the event that the Executive breaches this warranty, the Executive agrees to indemnify and to hold harmless the Company from any and all claims, actions, losses, damages, including without limitation, reasonable attorneys' fees and costs.

      15.   TERMINATION.

      a. TERMINATION WITHOUT CAUSE. The Company or the Executive may terminate this Agreement without cause upon giving two (2) month's prior written notice. During such two-month period, the Executive shall continue to perform the Executive's duties pursuant to this Agreement, and the Company shall continue to compensate the Executive in accordance with this Agreement.

      b. MUTUAL AGREEMENT. The Company and the Executive may terminate this Agreement by mutual agreement of the parties hereto at any time.

      c. RIGHT OF THE COMPANY TO TERMINATE FOR "CAUSE". This Agreement may be terminated immediately by the Company upon the occurrence of any of the following events:

            (1) Executive fails, neglects or refuses to perform in any material respect any of the Executive's obligations hereunder at the time and in the manner set forth herein;




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            (2)   Executive conducts himself in a degrading manner or engages in any immoral practices or activities which may insult or offend the community and therefore be material detrimental to the reputation, well-being or properties of the Company, its officers, directors, shareholders or affiliated companies;

            (3)   Any assignment of this Agreement by the Executive;

            (4)   Executive materially breaches this Agreement;

            (5) Executive materially jeopardizes the Company's ability to operate its business;

            (6) Executive manifests negligence or incompetence in the dis-charge of the Executive's duties hereunder;

            (7) Executive violates local, state or federal laws, rule or policies of any governmental agency which may regulate the Company's business;

            (8) Executive refuses to comply with the Company's policies, standards or regulations;

            (9) Executive is disabled so as to be unable to perform duties required under this Agreement for a period of 30 consecutive days or 30 days in any 90 day period; or

            (10)  Upon the death of the Executive; or

            (11) Executive is arrested or convicted of a crime, pleads or enters a plea of nolo contenders (no contest), even if adjudication is withheld (this applies to any violation of the laws of any municipality, county, state, or nation, including traffic offenses but not parking, speeding, inspection or traffic signal violations), without regard to whether the person was placed on probation, had adjudication withheld, paroled, or pardoned, including without limitation, in connection with fraud, dishonesty, disloyalty, willful misconduct, material dereliction or rendering services on behalf of the Company.

      16. PUBLIC STATEMENTS. The Executive agrees not to directly or indirectly publish, circulate, utter or disseminate, or cause to be published, circulated, uttered or disseminated, in a manner or by any means whatsoever, to any person or persons whomsoever, any statements, comments, or material whatsoever, which could or would, in any manner whatsoever, either reflect unfavorably on the reputation of the Company or harm, damage or impair the business or operations of the Company unless required by law or by a valid order of a court of competent jurisdiction.



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      17.  INDEMNITY.  The  Executive  shall  indemnify  and hold  harmless  the
Company, its employees, officers, directors, stockholders and agents against any and all loss, cost, liability, damage and expenses occasioned by or in connection with any claim, demand, suit, proceedings, action or cause of action asserted or instituted by any other person, firm or business entity, relating to the violation or infringement of the rights of such other person, firm or
business  entity,   arising  out  of  or  in  connection  with  the  Executive's performance of the services contemplated hereunder, or by the breach of the Executive of any of the provisions of this Agreement.

      18. BINDING EFFECT/ASSIGNMENT. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Executive but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company's affiliates controlled by or under common control with the Company.

      19.   MISCELLANEOUS.

            (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

            (b) CHOICE OF LAW, VENUE AND WAIVER OF JURY TRIAL. This Agreement, including any disputes hereunder and the interpretation, validity and/or enforcement of any provision hereof, shall be governed by the laws of the State of Tennessee. Any action brought involving any of the provisions of this Agreement and/or enforcement of any of the covenants of this Agreement shall be brought only in a Chancery Court in and for Knox County, Tennessee and the parties agree that Knox County, Tennessee shall be the sole and exclusive jurisdiction and to waive any claim relating to forum non convienes. The parties further agree and hereby waive and release any right to a trial by jury in any action arising out of the interpretation, enforcement or breach of this Agreement. The Executive further agrees that the Executive must bring an action arising out of this employment relationship within six (6) months from the date of accrual of cause of action or forever be barred from bringing such action.

            (c) EFFECT OF WAIVER. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of




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any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

            (d) SEVERABILITY. The invalidity of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity of a portion of any provision of this Agreement affect the balance of such provision.

            (e) BINDING NATURE. This Agreement will be binding upon and will inure to the benefit of the parties to this Agreement and their respective successors and assigns.

            (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

      20. CONSTRUCTION. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

EACH PARTY HAS ENTERED INTO THIS AGREEMENT WITHOUT UNDUE INFLUENCE, FRAUD, COERCION, DURESS, MISREPRESENTATIONS OR ANY RESTRAINT HAVING BEEN PRACTICED UPON THEM BY ANY OTHER PARTY. THE PARTIES TO THIS AGREEMENT HAVE READ THIS AGREEMENT, UNDERSTAND ITS TERMS AND CONDITIONS, HAVE HAD THE OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE AND AGREE TO BE BOUND BY ITS TERMS AND CONDITIONS.




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IN WITNESS  WHEREOF,  the parties have  executed  this  Agreement as of the date first above written in Knox County, Tennessee.

                                    THE COMPANY:

                                    American Industrial Management, Inc.

                                    /s/ Ella Chesnutt, Director

                                    THE EXECUTIVE

                                    /s/ Robert S. Lovelace